Exhibit 99.3

Section 3 of Article III is hereby amended to read as follows:

Section 3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors for any reason, including but not limited to an increase in the number of directors, or if a nominee is not elected and the nominee is not an incumbent director, the vacancy may be filled by action of a majority of the remaining directors at any annual or special meeting or, in default of such meetings or action of the remaining directors thereat, may be filled by the shareholders at any annual or special meeting. A director elected to fill a vacancy shall be elected for the unexpired term on his or her predecessor in office. In the event the entire Board of Directors shall resign or die, any shareholder of the corporation may call a special shareholders’ meeting in the manner provided in Article II, Section 2 hereof, at which meeting a new Board of Directors may be elected, but no other business shall be transacted except as set forth in said notice.

Effective: March 4, 2008